Exhibit 4.31.7

Translation into English for

the benefit of Wilmington Trust

Monterrey, Nuevo León, March 28, 2012

Banco Nacional de México, S.A.,

Integrante del Grupo Financiero Banamex,

División Fiduciaria

Calzada del Valle No. 350 Oriente

1er. Piso

Col. Del Valle

San Pedro Garza García, Nuevo León 66220

Mexico

Attention: Nelly Wing

Wilmington Trust (London) Limited

6 Broad Street Place

Fifth Floor

London EC2M 7JH

United Kingdom

Attention: Elaine K. Lockhart

Reference is made to the Irrevocable Security Trust Agreement in Respect of Stock No. F/111388-5, dated September 3, 2009, as amended from time to time (the “Agreement”), entered into among CEMEX, S.A.B. de C.V. (“CEMEX”), Empresas Tolteca de México, S.A. de C.V. (“Tolteca”), Impra Café, S.A. de C.V. (“Impra Café”), Interamerican Investments, Inc. (“Interamerican”), CEMEX México, S.A. de C.V. (“CEMEX México”), and Centro Distribuidor de Cemento, S.A. de C.V. (“Cedice”), as settlors (CEMEX, Tolteca, Impra Café, Interamerican, CEMEX México and Cedice, together, the “Settlors”); CEMEX México, Cedice, Mexcement Holdings, S.A. de C.V. (“Mexcement”) and Corporación Gouda, S.A. de C.V. (“Gouda”), as issuers (CEMEX México, Cedice, Mexcement and Gouda, together, the “Issuers”); Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee (the “Trustee”); and Wilmington Trust (London) Limited, on its own behalf and in its capacity as Security Agent, for the benefit of the Participating Creditors, the Refinancing Creditors (and their respective successors and assigns) and the other Secured Parties (the “Beneficiary”). Unless otherwise defined herein, capitalized terms defined in the Agreement, are used herein as therein defined.

On February 27, 2012, CEMEX España, S.A., acting through its Luxembourg branch (“CEMEX España”), launched five (5) private placement exchange offerings for the following outstanding securities (i) 4.75% Euro denominated notes due in 2014 issued by Cemex Finance Europe B.V. and guaranteed by CEMEX España(“Eurobonds”), (ii) 6.277% Euro denominated perpetual debentures issued by C10-EUR Capital (SPV) Limited, for 9.875% U.S. Dollar denominated notes due 2019 issued by CEMEX España (the “Dollar Senior Secured Notes”) or 9.875% U.S. Euro denominated notes due 2019 issued by CEMEX España (the “Euro Senior Secured Notes”), (iii) 6.196% U.S. Dollar denominated perpetual debentures issued by C5 Capital (SPV) Limited, (iv) 6.640% U.S. Dollar denominated perpetual debentures issued by C8 Capital (SPV) Limited, and (v) 6.722% U.S. Dollar denominated perpetual debentures issued by C10 Capital (SPV) Limited (items (ii) to (v) above, jointly, the “Perpetual Debentures”), in exchange for Dollar Senior Secured Notes (jointly, the “Exchange Offerings”). On March 28, 2012 the Exchange Offerings resulted in the issuance of U.S.$703,861,000.00 of Dollar Senior Secured Notes due April 30, 2019 and the issuance of EUR179,219,000.00 of Euro Senior Secured Notes due April 30, 2019, both series of new notes guaranteed by CEMEX, CEMEX México and New Sunward Holding B.V. (together, the “Additional Notes”).

Because the purpose of the Additional Notes is to refinance Perpetual Debentures and Eurobonds and, as a consequence thereof, the holders of the Additional Notes will be, in both cases, ranked in right and priority of payment pari passu with respect to Liabilities owed to Participating Creditors, Refinancing Creditors and the Noteholders (as these terms are defined in the Intercreditor Agreement) and, save as provided in the Intercreditor Agreement, without any preference between them, by means of this letter the Settlors and the Issuers hereby inform the Trustee and the Beneficiary, and confirm, that the Additional Notes are secured in accordance with the terms provided in the Agreement, and are part of the Secured Obligations and the holders of the Additional Notes are Secured Parties.

We appreciate you acknowledging receipt of this letter, by signing in the space provided below.

CEMEX, S.A.B. de C.V.

By	/s/ Roger Saldaña Madero
	Name:	Roger Saldaña Madero
	Title:	Attorney-in-Fact

Empresas Tolteca de México, S.A. de C.V.

By	/s/ Roger Saldaña Madero
	Name:	Roger Saldaña Madero
	Title:	Attorney-in-Fact

Impra Café, S.A. de C.V.

By	/s/ Roger Saldaña Madero
	Name:	Roger Saldaña Madero
	Title:	Attorney-in-Fact

Interamerican Investments, Inc.

By	/s/ Roger Saldaña Madero
	Name:	Roger Saldaña Madero
	Title:	Attorney-in-Fact

Cemex México, S.A. de C.V.

By	/s/ Roger Saldaña Madero
	Name:	Roger Saldaña Madero
	Title:	Attorney-in-Fact

Centro Distribuidor de Cemento, S.A. de C.V.

By	/s/ Roger Saldaña Madero
	Name:	Roger Saldaña Madero
	Title:	Attorney-in-Fact

Mexcement Holdings, S.A. de C.V.

By	/s/ Roger Saldaña Madero
	Name:	Roger Saldaña Madero
	Title:	Attorney-in-Fact
Corporación Gouda, S.A. de C.V.

By	/s/ Roger Saldaña Madero
	Name:	Roger Saldaña Madero
	Title:	Attorney-in-Fact

Acknowledgment of receipt:

Banco Nacional de México, S.A.,
Integrante del Grupo Financiero Banamex,
División Fiduciaria

By	/s/ Elba Nelly Wing
	Name:	Elba Nelly Wing
	Title:	Trust Delegate
	Date:	March 28, 2012

Wilmington Trust (London) Limited

By	/s/ Elaine Lockhart
	Name:	Elaine Lockhart
	Title:	Director
	Date:	March 28, 2012

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